SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of the 5th day of  September, 2007 (the “Agreement”), by and among JMG Exploration, Inc., a Nevada corporation (the “Company”), on the one hand; and Nils Ollquist, an individual (“Ollquist”), Alessandro Parenti, an individual (together with Ollquist, the “Sellers”), ESAPI Ltd., a company organized under the laws of the Commonwealth of the Bahamas (“ESAPI”), and Newco Group Ltd. a company organized under the laws of the British Virgin Islands (“Newco”), on the other hand.  The Company, Sellers and Newco are collectively referred to herein as the “Parties”.  The Agreement is made with reference to the following:

W I T N E S S E T H:

A.

Newco is presently the owner of 482,328 ordinary shares of Iris Computer Ltd, a corporation organized under the laws of India (“Iris”), representing 14.48% of the outstanding capital stock on a fully diluted basis, and has the right and obligation pursuant to that certain Share Purchase & Subscription Agreement, dated April 25, 2007 (the “SPSA”) between Newco, Sanjiv Krishen (“Krishen”) and Iris, to acquire (a) upon the payment of $3,000,000, an additional 1,552,941 shares of Iris (subject to adjustment due to currency fluctuations); and (b) upon payment of $1,185,000 to Iris, and $1,000,000 to Sanjiv Krishen (“Sanjiv”) as a consulting payment, an additional 613,412 shares (subject to adjustment due to currency fluctuations), it being understood, however, that the foregoing payments are subject to interest to the extent there are delays in closing the various tranches.

B.

The Sellers together own all of the shares of the capital stock of Newco and desire to sell to the Company all of the shares of the capital stock of Newco (the “Newco Shares”).

C.

The Company desires to acquire from Sellers, and Sellers desire to sell to the Company, the Newco Shares in exchange (the “Exchange”) for the issuance by the Company to Sellers and/or their designees, of 9,569,570 shares of the Company’s Common Stock (“Company Shares”) representing 62.5% of the Company’s capital stock on the date hereof on a partially diluted basis after taking into account outstanding stock options (but not outstanding warrants) and the transactions contemplated herein, including the Exchange.  The allocation of the Company Shares is set forth on Exhibit A.

D.

After giving effect to the Exchange, there will be approximately 14,757,979 shares of Company Common Stock issued and outstanding, not including any Company Common Stock issued pursuant to the exercise of outstanding warrants or options between the date hereof and the Closing.

E.

Pursuant to the Convertible Note Purchase Agreement dated as of April 25, 2007 (the “Purchase Agreement”) between Newco and ESAPI, Newco sold to ESAPI a note issued by Newco in the principal amount of US$1,000,000 (the “Note”).  In connection with the sale of the Note, Newco issued to ESAPI a warrant (the “Warrant”) evidencing ESAPI’s right to acquire up to 360,000 shares of the Common Stock of Iris, which Newco purchased from the proceeds of the Note.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE EXCHANGE

1.1

The Exchange.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a)

the Company shall issue and deliver to each Seller and/or its designees the number of authorized but unissued Company Shares set forth opposite such Seller’s or designee’s names on Exhibit A hereto or pursuant to separate instructions to be delivered prior to Closing, and

(b)

each of the Sellers shall deliver to the Company duly executed transfer documents representing the Newco Shares.

1.2

Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Troy & Gould, Los Angeles, California, at a time and date to be specified by the parties, which shall be no later than the seventh business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other date (and location) as the parties hereto agree in writing (the “Closing Date”).

1.3

Effective Time.  The Exchange shall become effective (the “Effective Time”) at such time as the Closing shall have been successfully concluded, unless otherwise agreed to in writing by the parties hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company represents and warrants to Newco and Sellers that now and/or as of the Closing:

2.1

Due Organization and Qualification; Due Authorization.

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(b)

The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)

Except for shareholder approval, which the Company is pursuing, the Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Except for shareholder approval, the Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2

No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or By-laws of the Company, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3

Capitalization.  The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 25,000,000 shares of Common Stock $.001 par value and 10,000,000 shares of Preferred Stock.  As of the date hereof, there are 5,188,409 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding.  As at the Closing Date, there will be approximately 14,757,979  Common Stock issued and outstanding, not including any Company Common Stock issued pursuant to the exercise of outstanding warrants or options between the date hereof and the Closing.  All of the outstanding shares of Company Common Stock are, and will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, will not be issued in violation of any preemptive right of stockholders.  Except as set forth on Schedule 2.3, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock.  Except as set forth on Schedule 2.3, the Company has not granted registration rights to any person.

2.4

Financial Statements.  The Company has provided Sellers with copies of the audited balance sheets of the Company at December 31, 2006 and 2005, and the unaudited balance sheet at June 30, 2007, together with the related statements of operations and cash flows for the periods then ended, including the notes thereto (the “Financial Statements”).  The

Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5

No Assets or Liabilities.  As of the Closing Date, except for loans (the “Loans”) made to Newco pursuant to that certain Loan, Stock Pledge and Security Agreement, dated even herewith (the “Loan Agreement”) between the Company, as lender, and Newco, as debtor, and except further for the proceeds from the exercise of any outstanding options or warrants between the date of this Agreement and the Closing Date that have not been used to fund the Loans (“Warrant and Option Proceeds”), the Company will not have any (a) assets of any kind or (b) commitments, liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.6

Taxes.  The Company has filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7

Indebtedness; Contracts; No Defaults.  Except for this Agreement, the Loan Agreement, and those agreements to be assigned pursuant to the Asset Transfer referred to in Section 7.2(e), and except further as set forth on Schedule 2.3 or Schedule 2.7, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.  No party is in breach of any of the foregoing.

2.8

Compliance with Law.  The Company is conducting its business in material compliance with all applicable laws, ordinances, rules, regulations, court or administrative order, decree or process (“Applicable Laws”).  The Company has not received any notice of violation or claimed violation of any Applicable Law.

2.9

Litigation.

(a)

There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof;

(b)

There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and

(c)

The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

2.10

Trading.  The Company Common Stock is currently listed for trading on the NYSE ARCA Exchange (“ARCA”) and the Company has received no notice that the Company Common Stock is subject to being delisted therefrom.

2.11

Securities Law Compliance.  The Company has complied with all of the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including the filing of all reports required thereunder, and the Securities Act of 1933, as amended (the “Securities Act”), and has complied with all applicable blue sky laws.

2.12

Finder’s Fees.  The Company is not obligated to pay any person any finder’s or broker’s fees in connection with the transactions contemplated herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NEWCO

Each of Newco and the Sellers jointly and severally represent and warrant to the Company that now and as of the Closing:

3.1

Due Organization and Qualification; Subsidiaries; Due Authorization.

(a)

Newco is a company duly organized, validly existing and in good standing under the laws of the Territory of the British Virgin Islands, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  Newco is in good standing in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Newco.

(b)

Newco does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity except as set forth in Schedule 3.1.

(c)

Newco has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  Newco has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(d)

Newco has delivered to the Company complete and correct copies of the articles of organization and bylaws or similar governing, organization or charter documents of Newco (collectively, the “Charter Documents”).  Newco is not in violation of any of the provisions of Newco’s Charter Documents. The minute books or the equivalent of Newco (“Corporate Records”) contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders of Newco since Newco’s organization, and the complete Corporate Records have been heretofore delivered to the Company.  The ownership records of the Newco Shares are true, complete and accurate records of the ownership of the Newco Shares as of the date of such records and contain all transfers of such Newco Shares since the time of Newco’s organization (“Share Records”), and the complete Share Records have heretofore been delivered to the Company.  Newco is not required to qualify to do business as a foreign corporation in any other jurisdiction.

3.2

No Conflicts or Defaults.  The execution and delivery of this Agreement by Newco and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Charter Documents of Newco, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Newco is a party or by which Newco or any of its assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Newco, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Newco is a party or by which Newco or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Newco is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

The execution and delivery of this Agreement does not, and the performance of obligations of Newco hereunder will not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign.

3.3

Capitalization.  The authorized capital stock of Newco immediately prior to giving effect to the transactions contemplated hereby consists of 50,000 ordinary shares of which as of the date hereof there were 50,000 ordinary shares issued and outstanding.  All of the outstanding shares of Newco are duly authorized, validly issued, fully paid and nonassessable, and have not been and will not be transferred in violation of any rights of third parties.  Except as set forth on Schedule 3.3, the Newco Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Newco to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the capital stock of Newco.  Except as set forth on Schedule 3.3, all of the Newco Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.4

Agreements.  Except as set forth on Schedule 3.4, Newco has no material agreements, indentures, mortgages, notes, commitments, accommodations or other arrangements or understandings, whether oral or written, to which Newco is a party.  No party is in breach of any of the foregoing, except with respect to the dates of payment for securities of Iris as set forth in the SPSA.

3.5

Taxes.  Newco has filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all taxes, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Newco and adequate reserves therefore have been established.

3.6

Compliance with Law.  Newco is conducting its businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process.  Newco has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.7

Litigation.

(a)

There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting Newco or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Newco has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof;

(b)

There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Newco; and

(c)

Newco has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

3.8

Iris.

(a)

Iris is a distribution partner in India for IBM, Hewlett Packard and Lenova, among others, and is in good standing in connection with each of such specified companies.

(b)

The authorized capital stock of Iris is 4,000,000 ordinary shares of the face value of Rs.10/-each.  As of the date hereof, 3,331,308 shares are outstanding of which Newco is the registered owner of 482,328 shares.  As of the Closing Date, Newco will own outstanding shares of Iris, representing not less than 53% of the capital stock of Iris. The shares of Iris owned by Newco are free and clear of any liens or claims of third parties except as set forth on Schedule 3.8(b).

(c)

Newco has provided the Company with copies of unaudited balance sheets of Iris at December 31, 2006 and 2005, together with related statement of operations (the “Iris Unaudited Financials”), prepared in accordance with U.S. generally accepted accounting principles.  The Iris Unaudited Financial Statements present fairly the financial position of Iris as of the dates and for the periods indicated.

(d)

The statements in Recitals A and B are true and correct.

(e)

Newco has no knowledge of any facts or circumstances relating to Iris or its operations that have not previously been disclosed in writing to the Company that could foreseeably have a material adverse effect on the current or future business or financial results of Iris. Newco has no knowledge that any information or reports relating to Iris delivered to the Company by Newco or its agents (including third party reports) are untrue in any material respect or fail to disclose information necessary in order to make the statements contained therein not misleading.

3.9

Financial Statements

  Newco has provided the Company with complete copies of the audited balance sheet of Newco at a date not earlier than 30 days prior to the date hereof, together with related statements of operations and cash flows for the period then ended, including the notes thereto (the “Newco Financial Statements”).  The Newco Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles.  The Newco Financial Statements present fairly the financial position of Newco as of the dates and for the periods indicated.  The books of account and other financial records of Newco have been maintained in accordance with good business practices.

Newco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.10

No Assets or Liabilities.  Except as set forth on the Newco Financial Statements, Newco does not have any (a) assets of any kind or (b) commitments, liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

3.11

Finder’s Fees.  Newco is not obligated to pay any person any finder’s or broker’s fees in connection with the transactions contemplated herein.

3.12

Due Diligence Materials.  The typewritten and initialed responses by Newco to the due diligence document request attached hereto as Exhibit B (the “Due Diligence Document Request”) are, as of the date hereof, and will be, as of the Closing Date, true and complete in all material respects. All documents produced by Newco or its agents pursuant to such Due Diligence Document Request are, as of the date hereof, and will be, as of the Closing Date, true, complete and accurate copies of such documents and represent all documents required to be produced by such Due Diligence Document Request List.  All schedules produced by Newco or its agents pursuant to such Due Diligence Document Request fairly and accurately represent all information called for in such schedules by the Due Diligence Document Request.

3.13

Representations and Warranties Complete.  The representations and warranties of Newco included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstances under which they were made.

3A.

REPRESENTATIONS AND WARRANTIES OF ESAPI

ESAPI represents and warrants to the Company than now and as of the Closing:

3A.1

Due Organization and Qualifications; Subsidiaries; Due Authorization.

(a)

ESAPI is a company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  ESAPI is in good standing in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of ESAPI.

(b)

ESAPI has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  ESAPI has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of ESAPI, enforceable against ESAPI in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3A.2

No Conflicts or Defaults.  The execution and delivery of this Agreement by ESAPI and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Charter Documents of ESAPI, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which ESAPI is a party or by which ESAPI or any of its assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of ESAPI, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which ESAPI is a party or by which ESAPI or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which ESAPI is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

The execution and delivery of this Agreement does not, and the performance of obligations of ESAPI hereunder will not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS AND ESAPI

Each of the Sellers and ESAPI as applicable severally represents and warrants to the Company that now and as of the Closing:

4.1

Title to Shares.  Each of the Sellers and ESAPI is the legal and beneficial owner of the Newco Shares, and upon consummation of the exchange contemplated herein, the Company will acquire from Sellers and ESAPI (subject to the ESAPI Exchange as defined in Section 5.7) good and marketable title to such Newco Shares owned by them, free and clear of all Liens excepting only such restrictions upon transfer, if any, as may be imposed by Applicable Law.

4.2

Due Authorization.  Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  This Agreement constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. The execution, delivery and performance by each Seller of this Agreement and the agreements contemplated hereby does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Seller is subject, or result in the creation of any Lien on such Seller’s Newco Shares.

4.3

Purchase for Investment.

(a)

Each of the Sellers is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Sellers and ESAPI have no present intention of selling, granting any participation in, or otherwise distributing the same, it being understood, however, that the Sellers may designate certain persons who will receive the Company Shares at the Closing.

(b)

Each of the Sellers and ESAPI understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Regulation S thereof, and that the Company's reliance on such exemption is predicated on such Seller's and ESAPI’s representations set forth herein.  Each of the Sellers and ESAPI represents and warrants with respect to himself or itself that such person is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act, that at the time of origination of contact concerning this Agreement and the date of execution and delivery of this Agreement, such person was outside of the United States.

4.4

Investment Experience.  Each of the Sellers and ESAPI acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares. Each Seller and ESAPI acknowledges that neither the Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement or any of the information provided to the Sellers and ESAPI as described in Section 4.5 below.

4.5

Information.  Each of the Sellers and ESAPI has carefully reviewed such information as Seller and ESAPI deemed necessary to evaluate an investment in the Company Shares.  To the full satisfaction of Seller and ESAPI, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each of the Sellers has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers and ESAPI.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which Sellers and ESAPI have relied in making an exchange of the Newco Shares for the Company Shares.

4.6

Restricted Securities.  Each certificate representing Company Shares issued to the Sellers and ESAPI shall be endorsed with the following legends, in addition to any other legend required placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS ( AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTION MAY NOT BE

CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Each of the Sellers and ESAPI understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely.  Each of the Sellers and ESAPI is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7

Seller’s Questionnaire  Each Seller represents and warrants with respect to himself that the responses by such Seller to the Seller’s Questionnaire that was delivered to the Company (the “Due Diligence Seller’s Questionnaire”) are, as of the date hereof, and will be, as of the Closing Date, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstances under which they were made.

4.8

Litigation.  There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting either Seller or ESAPI, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, which would adversely affect the ability of such Seller to fulfill its obligations under this Agreement, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof

4.9

Representations and Warranties Complete.  The representations and warranties of each Seller and ESAPI included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstances under which they were made.

ARTICLE V
COVENANTS

5.1

Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.2

Operation of Business.  From the date hereof through the date of the Closing, except as expressly provided herein, each of the Company and Newco agrees that it:

(a)

will continue its business only in ordinary course, except as provided for in the proviso herein and in Section 5.3;

(b)

will not, without the written consent of the other Party:

(i)

pay any dividends, or

(ii)

make loans to stockholders or employees;

(c)

will not issue any additional shares that would change the structure and equity ownership position as set forth herein, except as maybe required pursuant to outstanding stock options or warrants as set forth in Schedule 2.3 hereto; and

(d)

will report to the other party any indication of potential material adverse factors in its business or the business of Iris or any litigation that may be threatened whereby one of the Parties would be a defendant.

5.3

Sale of Assets.  Pursuant to Section 7.2(e), it is a condition to Closing that the Asset Transfer (as defined in such section) shall have taken place.  Accordingly, at Closing, the Company shall confirm, in writing, that the Asset Transfer has occurred.

5.4

Shareholder Approval.  The Company shall use its best efforts to obtain shareholder approval, if required, to approve the transactions contemplated hereby.

5.5

ARCA Listing.  The Company shall use its best efforts and take all steps necessary with respect to the continued listing of the Company Common Stock on ARCA.

5.6

Notification.

Newco and the Sellers shall give prompt notice to the Company upon becoming aware that any representation or warranty made by them contained in this Agreement or in any other document delivered pursuant hereto has become untrue or inaccurate, or of any failure of Newco or the Sellers to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

5.7

ESAPI Exchange.  ESAPI shall exchange (the “ESAPI Exchange”) the Note (including all accrued interest thereon) and Warrant into 12,000 shares of the capital stock of Newco (the “Newco Shares”) which immediately prior to the Exchange will represent 24% of the outstanding capital stock of Newco, it being understood that immediately after the ESAPI Exchange, ESAPI will exchange the Newco Shares for shares of JMG (the “JMG Shares”) representing 15% of the outstanding capital stock of JMG on a partially diluted basis after taking into account outstanding stock options (but not outstanding warrants) and after giving effect to the JMG Exchange.  In lieu of receiving the Newco Shares, ESAPI consents to receiving directly from JMG the JMG Shares to be issued to ESAPI.  In connection therewith JMG shall deliver the JMG Shares directly to ESAPI concurrently with the Closing. It is a condition precedent to the closing of the JMG Exchange that ESAPI exchange the Note (including all accrued interest thereon) and the Warrant for shares of Newco, which in turn would be exchanged for a portion of the JMG Shares.

ARTICLE VI
DELIVERIES

6.1

Items to be delivered to the Sellers prior to or at Closing by the Company.

(a)

Articles of Incorporation and amendments thereto, By-laws and amendments thereto, certificate of good standing in the Company’s state of incorporation;

(b)

all applicable schedules hereto relating to the Company;

(c)

all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

(d)

shareholder list;

(e)

all financial statements and all tax returns in possession of the Company;

(f)

resolutions from the Company’s Board appointing Nils Ollquist, Nitin Mehta, Edward Withrow, Alessandro Parenti and Marco Cupidi (the “Newco Directors”) to the Company’s Board of Directors and amending the Company’s Bylaws to increase the number of Board members to seven (7), all subject to consummation of the Exchange;

(g)

resolution from the Company’s Board, and if applicable, shareholder resolutions, approving this transaction and authorizing the issuances of the Company Shares hereto;

(h)

letters of resignation from the Company’s current officers and all but two directors to be effective upon Closing and after the appointments described in this section;

(i)

certificates representing shares of the Company Shares issued in the denominations as set forth opposite the respective names of Sellers, ESAPI Ltd. and/or their designees on Exhibit A to this Agreement;

(j)

duly executed bought notes and instrument of transfer in respect of the Newco Shares;

(k)

duly executed amendment dated as of September __, 2007 (the “Amendment”) to the Convertible Note Purchase Agreement by and between ESAPI and Newco dated April 25, 2007, which Amendment is made and entered into between Newco, ESAPI and JMG with respect to the ESAPI Exchange.

(l)

any other document reasonably requested by Sellers that it deems necessary for the consummation of the transactions contemplated hereby.

6.2

Items to be delivered to the Company prior to or at Closing by Newco and Sellers.  It is a condition precedent to the Exchange that each of the following documents, in form and substance satisfactory to the Company, shall be delivered to the Company prior to or at Closing by Newco and Sellers:

(a)

all applicable schedules hereto;

(b)

instructions from Sellers appointing Nils Ollquist, Nitin Mehta, Edward Withrow, Alessandro Parenti and Marco Cupidi to the Company’s Board of Directors;

(c)

if required duly executed sold notes and instrument of transfer from each of the Sellers and ESAPI Ltd. transferring the Newco Shares;

(d)

resolutions from the Board of Directors of Newco and, if applicable, shareholder resolutions, approving the transactions contemplated hereby;

(e)

The legal counsel of Newco shall have delivered its legal opinion, addressed to the Company, that: (i) Newco is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) Newco has the requisite power and authority to own, lease and operate its assets and property and to carry on its business as it is now being conducted, (iii) all issuances of Newco Shares are in compliance with applicable laws (including securities laws), (iv) Newco has all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by its board of directors or comparable governing body and its stockholders (v) this Agreement and the transactions contemplated hereunder, with respect to Newco, do not require any consents or approvals from any governmental bodies or authorities, and (vi) this Agreement and the agreements set forth in Schedule 3.4 hereto are each valid, binding and enforceable obligations of Newco under the laws of the applicable jurisdictions;

(f)

The legal counsel of Iris and Krishen shall have delivered its legal opinion addressed to either the Company or to Newco that: (i) Iris is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) Iris has the requisite power and authority to own, lease and operate its assets and property and to carry on its business as it is now being conducted, (iii) all issuances of stock of Iris are in compliance with applicable laws (including securities laws), (iv) Iris, at the time of execution and delivery thereof, had all proper authority to enter into the agreements to which it is a party that are listed on Schedule 3.4 hereto (the “Iris Agreements”), and the Iris Agreements have been duly authorized and approved by Iris’ board of directors or comparable governing body and its stockholders (v) the Iris Agreements, with respect to Iris, do not require any consents or approvals from any governmental bodies or authorities, (vi) the Iris Agreements are each valid, binding and enforceable obligations of Iris under the laws of the applicable jurisdictions, (vii) Krishen, at the time of execution of those agreements listed on Schedule 3.4 hereto which he executed on behalf of Ms. Anjali Krishen and/or “Associate Shareholders” (as defined in such agreements) (the “Krishen Agreements”) had all requisite power and authority to execute such Krishen Agreements on behalf of Ms. Anjali Krishen and Associate Shareholders, and that such Krishen Agreements are valid, binding and enforceable obligations of Ms. Anjali Krishen and the Associate Shareholders, as applicable, under the laws of the applicable jurisdictions; and (viii) those agreements listed on Schedule 3.4 hereto which were executed by Krishen on behalf of himself are valid, binding and enforceable obligations of Krishen under the laws of the applicable jurisdictions; and

(g)

any other document reasonably requested by the Company that it deems necessary for the consummation of the transaction contemplated hereby.

ARTICLE VII
CONDITIONS PRECEDENT

7.1

Conditions Precedent to Closing.  The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)

That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b)

That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

(c)

No event shall have occurred with respect to Iris or Newco since the date of this Agreement, which, in the opinion of the Company, has had or will likely have a material adverse effect on Iris or Newco.

7.2

Conditions to Obligations of Sellers The obligations of the Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)

The Company shall have paid all of its costs and expenses associated with the acquisition of the Newco Shares by the Company;

(b)

The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(c)

the shares of the Company’s Common Stock shall continue to be traded on ARCA and the Company shall not have received any notification materially adversely affecting such status;

(d)

The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required;

(e)

The Company shall have no assets except for the Loans and Warrant and Option Proceeds or any liabilities whatsoever, it being understood that on or before the Closing, the Company shall transfer all of its other assets to a third party or parties or  to  a newly formed subsidiary which owns all of the other assets owned by the Company (except for the Loans and Warrant and Option Proceeds) and which has assumed all of the liabilities of the Company as of the Closing on terms reasonably acceptable to Sellers (the “Asset Transfer”).  If the Company makes the Asset Transfer to a newly formed subsidiary at or prior to Closing, the shares of such subsidiary shall be paid as a dividend to shareholders of record of the Company as of a date prior to the Closing, but such dividend may be distributed after Closing.

7.3

Conditions to Obligations of Company .  .  The obligations of the  Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a)

All documents required to be delivered pursuant to Section 6.2 hereof shall have been delivered to the Company in form and substance satisfactory to the Company.

(b)

Newco and each of the Sellers shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations applicable and necessary to consummate the transactions contemplated by this Agreement.

(c)

Newco shall have furnished to the Company the audited financial statements of Iris (the “Iris Audited Financials”) in form that satisfies the reporting requirements of the Exchange Act pursuant to Regulation S-K.  Such financial statements shall be prepared in accordance with US generally accepted accounting principals for the years ended March 31, 2007, 2006 and 2005.

(d)

The Iris Audited Financials shall reflect the following with allowance for a 5% deviation.

(i)

As of March 31, 2006, the current assets of Iris were at least US $25,500,000and liabilities were not more than US $20,900,000;

(ii)

For the fiscal year ended March 31, 2006, revenue for Iris. of at least US $90,500,000 and net profit of at least US $1,000,000

(iii)

Revenue for Iris for the fiscal year ended March 31, 2007 was at least US $115,000,000 and net income of at least US $1,100,000;

(iv)

As of March 31, 2007, the current assets of Iris were at least US $ 25,500,000and liabilities were not more than US $20,900,000; and

(e)

Newco shall be the owner of not less than 51% of the outstanding capital stock of Iris on a fully diluted basis.

(f)

As of a date as close to the Closing Date as reasonably practicable, Iris shall have a net worth of at least $5,000,000 as shown by the internal balance sheet of Iris.

(g)

The Company shall have received assurance in form and substance reasonably satisfactory to it that Krishen will continue to be active in the administration and management of Iris.

(h)

Newco shall have furnished to the Company the audited financial statements of Newco (the “Newco Audited Financials”) in form that satisfies the reporting requirements of the Exchange Act pursuant to Regulation S-K.  Such financial statements shall be prepared in accordance with US generally accepted accounting principals for the period since inception.

(i)

Newco shall have furnished to the Company a fully executed Amendment substantially in the form attached to the Loan Agreement.

(j)

The ESAPI Exchange shall have been consummated..

ARTICLE VIII
INDEMNIFICATION

8.1

Indemnity of the Company and the Shareholder.  The Company agrees as to defend, indemnify and hold harmless each Seller from and against, and to reimburse Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by Sellers by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.2

Indemnity of Sellers.  Each of the Sellers agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all losses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by any of the Sellers or in any document or certificate delivered by any of the Sellers, ESAPI or Iris pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that, with respect to the indemnification relating to Sellers representations and warranties, each of the Sellers shall have responsibility hereunder only for the representations and warranties made by the relevant Seller.

8.3

Indemnification Procedure.  A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VIII.  The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such Indemnified Party in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnifying Party has not assumed the defense of the action or proceedings, then such

Indemnified Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE IX
POST CLOSING COVENANTS

9.1

General.  The Sellers and Newco acknowledge that the agreements contained in this Article IX are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not enter into this Agreement.

9.2

Name Change; Exchange Listings.  Immediately following the Closing, the Sellers shall cause the Company to take all necessary steps to change its name to reflect the nature and character of the business of Iris.

9.3

Continued Indemnification of Prior Officers and Directors of the Company  After the Closing, the Sellers shall cause the Company to continue to indemnify the officers and directors of the Company who have resigned pursuant to Section 6.1(h) hereof for acts taken on behalf of the Company on or prior to the Closing Date, and shall, if available, obtain D&O insurance with respect to the same.

9.4

Outstanding Warrants and Stock Options.  After the Closing, the Sellers shall cause the Company to take no action in derogation of the outstanding warrants or stock options set forth in Schedule 2.3 hereof, except for the conversion of the options as set forth in Section 9.8. In addition, the Sellers shall cause the Company to take all steps necessary to keep the existing SEC registration of the outstanding warrants and underlying common shares effective and, if and when the Company registers other warrants and/or common shares with the SEC, the Company shall also register for resale the warrants (and underlying shares) converted from options pursuant to Section 9.8

9.5

SEC Filings.  After the Closing, the Sellers shall cause the Company to file within the statutory time limits any required filings or notifications with the SEC, and any other federal, state or regulatory agency, including any agency or organization with jurisdiction over any exchange on which the Company’s securities are listed or traded, and shall respond in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC with respect thereto (including, if applicable, with respect to Transaction Form 8-K and the financial statements contained therein.).

9.6

Corporate Governance Requirements.  After the Closing, the Sellers shall cause the Company’s board of directors to continue to satisfy all applicable independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act, the rules and regulations promulgated by the SEC, and the requirements of ARCA (for so long as the Company’s shares trade on ARCA).

9.7

Section 12(g) Reporting Company  After the Closing, the Sellers shall cause the Company to continue to be a reporting company under Section 12(g) of the Exchange Act and to be in compliance with and current in its reporting requirements under the Exchange Act.

9.8

Conversion of Stock Options  All stock options (with respect to Company stock)  outstanding on the Closing Date shall be converted to 5 year warrants for the same amount of shares, exercisable at $2.00 per share.

9.9

Reimbursement of Costs and Expneses.  After the Closing, the Company shall reimburse Sellers, ESAPI and Newco for all costs and expenses reasonably incurred by them in the course of the due diligence exercise for the acquisition of Iris and for the share exchange between Newco shareholders and JMG; provided, however, that nothing herein shall be deemed to require the Company to have assets at Closing beyond those contemplated by Section 7.2(e) hereof..

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

10.1

Termination.  This Agreement may be terminated at any time before or, at Closing, by:

(a)

The mutual written agreement of the Parties;

(b)

By either the Company, Sellers or Newco if the Exchange shall not have been consummated for any reason by  December 31, 2007; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)

By either the Company, the Sellers or Newco is a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case, having the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange, which order, decree, ruling or other action is final and nonappealable;

(d)

By the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Newco or Sellers set forth in this Agreement, or if any representation or warranty of Sellers or Newco shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy is curable prior to the Closing Date, then the Company may not terminate this Agreement under this Section 10.1(d) for thirty (30) days after delivery of written notice from the Company to Sellers and Newco of such breach, but only if Sellers or Newco continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.1(d) if it shall have materially breached this Agreement or if such breach by Sellers or Newco is cured during such thirty (30) day period); or

(e)

Any party if:

(i)

Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii)

Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

(f)

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

10.2

Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 10.1 above will be effective immediately upon (or, if the termination is pursuant to Section 10.1(d) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other Parties hereto.  In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect and the Exchange shall be abandoned, except as set forth in Article VIII, Section 10.1(f), this Section 10.2, and Article XI (excluding Section 11.2), each of which shall survive the termination of this Agreement.

10.3

Amendment.  This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties.

10.4

Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE XI
MISCELLANEOUS

11.1

Survival of Representations, Warranties and Agreements.  All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for two years.  Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

11.2

Access to Books and Records.  During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof.  Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction.  The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

11.3

Further Assurances.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

11.4

Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

Attention:
If to Sellers and Newco:

Rm 905 9/Fl Jubilee Centre

18 Fenwick Street

Wanchai, Hong Kong

Telecopy No.:

Attn:  Nils Ollquist

And

Advisory & Merchant Partners AG

Bahnhofstrasse 98

CH – 8001 Zurich

Switzerland

Telecopy No.: +41 44 2261682

Attn.: Alessandro Parenti

With a copy to:

Troy & Gould

1801 Century Park East, 26th Floor

Los Angeles, California 90067

Attention: David L. Ficksman, Esq.

Telecopy No.:  (310) 789-1490

If to ESAPI:

André Weber, Esq.

Kappelergasse 11

POB 2782

CH – 8022 Zurich

Switzerland

Telecopy No.: +41-43-3448908

With a copy to:

Advisory & Merchant Partners AG

Bahnhofstrasse 98

CH – 8001 Zurich

Switzerland

Telecopy No.: +41 44 2261682

Attn.: Alessandro Parenti

If to the Company, and the Shareholder:
180 South Lake Avenue, Seven M Floor Pasadena, California 91101 Attention:
With a copy to:
Law Offices of Virgil Roth, PC 625 Fair Oaks Avenue, Suite 255 South Pasadena, California 91030 Telecopy No.: (626) 441-1166

11.5

Entire Agreement.  This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.

Without limiting the generality of the foregoing, this Agreement replaces in its entirety and supercedes the Letter of Intent dated April 24, 2007, as amended, among the Parties.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.6

Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

11.7

Governing Law; Exclusive Jurisdiction.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of law principles.  Any suit brought with respect to this Agreement may only be brought in either the Clark County District Court of the State of Nevada or the U.S. District Court for the District of Nevada, which courts shall have exclusive jurisdiction, and to the extent legally permissible, each of the Parties hereto waives any right to object that either such court is an inconvenient venue or forum.

11.8

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9

Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.10

Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

11.11

Expenses.  Each Party shall separately pay for their respective costs of legal services, accounting, auditing, communications and due diligence in connection with the transactions contemplated hereby except that subsequent to the Closing, there shall be no liability of the Company for any such matters.

11.12

Public Disclosure.  Except to the extent previously disclosed or to the extent a party believes that it is required by applicable law or regulation to make disclosure, prior to Closing no party shall issue any statement or communication to the public regarding the Exchange without the consent of the other Parties, which consent shall not be unreasonably withheld.  To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Exchange, it shall, if possible, immediately notify the other Parties prior to such disclosure.  Notwithstanding the foregoing, the Parties hereto agree that the Company will prepare and file a current report on Form 8-K pursuant to the Exchange Act reasonably acceptable to Newco and the Sellers to report the execution of this Agreement.

Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of the Company, or their representatives, from, prior to Closing: (A) complying with Rule 14e-2 promulgated under the Exchange Act, if applicable, with regard to a tender offer or exchange offer for 20% or more of the outstanding shares of the Company (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or otherwise complying with the Exchange Act; (B) providing information in response to a request therefor by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by the Company’s board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in Clause (B), (C) or (D) above, the Company’s board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors’ fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making the Acquisition Proposal has adequate resources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to stockholders of the Company from a financial point of view (any such more favorable Acquisition Proposal being referred to as a “Superior Proposal”) and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

11.13

Arbitration  Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration.  Notice of a demand to arbitrate a dispute by any party shall be given in writing to the other applicable party at their last known address.  Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) either via its AAA Web File or in its Western Case Management Center, Fresno, California.  The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules.  The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties.  The arbitration shall be conducted in Los Angeles, California USA.  The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in accordance with Section 11.7 hereof.  Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator.  In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration.  All rights and remedies of the Parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

JMG EXPLORATION, INC., a Nevada corporation
By: /s/ Joseph Skeehan Name: Joseph Skeehan Title: Chief Executive Officer
SELLERS:
/s/ Niles Ollquist Niles Ollquist
/s/ Alessandro Parenti Alessandro Parenti
NEWCO GROUP LTD.
By: /s/ Niles Ollquist Name: Niles Ollquist Title: Director
ESAPI LTD.,
By: /s/ Andre Weber Name: ANDRÉ WEBER Title: Director